Exhibit 99.1.2

Tel3

June 30, 2016 - Unaudited

	2014	2015		Jan to May 2016	June 2016	Jan to June 2016

Revenue	$3,760,000	$3,106,786		$1,059,682.11	$197,044.78	$1,256,726.89
Cost of Revenue	$2,356,000	$2,124,548		$804,971.34	$142,871.15	$947,842.49
Gross Margin	$1,404,000	$981,238		$254,710.77	$54,173.63	$308,884.40
	37.3%	31.6%		24.0%	27.5%	24.6%
Operating Expenses	$1,165,000	$865,574		$258,954.96	$42,672.99	$301,627.95
EBITDA	$5 239,000	$115,664	-	$4,244.19	$11,500.54	$7,256.45

	May 31	June 30		Change
Cash	$-	$-		$-
AR	$2,542.07	$44,327.42		$41,785.35
Prepaids	$7,808.00	$7,268.00	-	$540.00
Goodwill	$692,202.00	$692,202.00		$-
	$702,552.07	$743,797.42		$41,245.35

A/P &Accruals	$2,542.07	$42,188.40		$39,646.33
Deferred Revenue	$700,000.00	$690,098.38	-	$9,901.62
	$702,542.07	$732,286.78		$29,744.71

Share Capital	$10.00	$10.00		$-
EBITDA	$-	$11,500.64		$11,500.64
	$10.00	$11,510.64		$11,500.64

	$702,552.07	$743,797.42		$41,245.35

EBITDA		$11,500.64
Cash flow from operations		$11,500.64

Working capital adjustment:
AR	-	$41,785.35
Prepaids		$540.00
AP		$39,646.33
DR	-	$9,901.62
Operating cash flow		$0.00
Investing		$-
Fianancing		$-
Change in cash during the period		$0.00